Exhibit 10.16

THE OFFER AND SALE OF THIS IPO PROMISSORY NOTE HAVE NOT BEEN REGISTERED UNDER THE FEDERAL SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS (“STATE ACTS”). THIS IPO PROMISSORY NOTE MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE ACTS OR AN APPLICABLE EXEMPTION FROM EACH SUCH REGISTRATION REQUIREMENT.

IPO Promissory Note

(for _____________________)

$________.00	_________, 2019

For value received, F5 Finishes, Inc., a Delaware corporation (“F5 Finishes”), promises to pay to the order of _____________________________ (“Shareholder”), the principal amount of _________________________ Dollars ($_________________), plus all accrued and unpaid interest thereon on the _________ day of ____________, 2022 (the “Maturity Date”), all in accordance with, and subject to, the terms and conditions set forth in this instrument (the “Note”).

1.	Combination Agreement

F5 Finishes has delivered this Note pursuant to Section 2.1(a)(3)(ii) of the Combination Agreement dated as of__________________, 2019 (the “Combination Agreement”) by and among F5 Finishes, Shareholder and the other shareholders of ________________, a(n) _______________ corporation. Capitalized terms used in this Note without being defined have the same meanings that they have in the Combination Agreement.

2.	Interest.

Interest shall accrue on the unpaid principal balance of this Note at the rate of six percent (6%) per annum commencing on the date of issuance and, subject to Section 3(b) hereof, shall be payable on the Maturity Date. Interest shall be computed for the actual number of days the principal balance is unpaid, using a daily factor obtained by dividing the stated interest by 360. F5 Finishes shall have no obligation to make any payment on accrued interest prior to the Maturity Date.

3.	Payment

(a) All obligations and liabilities of F5 Finishes under each IPO Note, including, without limitation, this Note, and each RE Note and each promissory note issued by F5 Finishes to shareholders of D. S. Baxley, Inc. at the closing of the IPO to repay certain loans of such shareholders to D. S. Baxley, Inc. (“Loan Distribution Notes”) rank pari passu in right of payment with all obligations and liabilities of F5 Finishes under all of the other IPO Notes, the RE Notes and Loan Distribution Notes and F5 Finishes agrees that any payment on account of any IPO Note, any RE Note or of any Loan Distribution Note shall not be made unless such payment is made simultaneous on account of all other IPO Notes, all other RE Notes and all other Loan Distribution Notes on a pro-rata basis.

(b) F5 Finishes may prepay all or any portion of the unpaid principal amount of this Note at any time without penalty (provided that F5 Finishes also concurrently pays all accrued interest); provided, however, that any such prepayment must be applicable to each and every IPO Note and each and every RE Note then issued and outstanding.

(c) Any payment (including pre-payments) made on this Note shall be applied as follows: first, toward Shareholder’s costs and expenses that are recoverable under Section 12 of this Note; second, toward accrued interest on late payments; third, towards ordinary accrued interest; and, fourth, the balance of any payment shall be applied to the outstanding principal balance.

(d) All payments of principal, interest and fees due under this Note shall be made payable to Shareholder by check, ACH transfer, wire transfer or immediately available funds at the address set forth below in Section 13 or, if by wire transfer, pursuant to the wire instructions set forth in Exhibit A attached hereto, or at such other place which Shareholder shall direct in writing from time to time.

4.	Subordination.

(a) The indebtedness evidenced by this Note (“Subordinated Debt”) is subordinate and junior in right of payment, to the extent and in the manner set forth below, to all Superior Debt (as defined in Section 4(b)) of F5 Finishes to the extent provided in this Section 4.

(b) For the purpose of these subordination provisions the term “Superior Debt” shall mean (i) all principal, interest, charges, expenses, and attorneys’ fees arising out of or relating to all indebtedness for borrowings of money owed or guaranteed by F5 Finishes to its lenders or those of its Affiliates (each a “Lender” and, collectively, the “Lenders”), whether outstanding on the date of this Note or subsequently incurred, including any and all renewals, extensions, modifications, or amendments thereof or thereto, except with respect to a specific indebtedness evidenced by or outstanding under an instrument that expressly provides that such indebtedness is junior and subordinate to other indebtedness and obligations of F5 Finishes or its Affiliates and (ii) all amounts owed to the trade creditors of F5 Finishes or its Affiliates. The Superior Debt shall continue to be Superior Debt and entitled to the benefits of these subordination provisions irrespective of any amendment, modification, or waiver of any term of the Superior Debt or extension or renewal of the Superior Debt.

(c) F5 Finishes shall not make any regularly scheduled payment of accrued interest on any Subordinated Debt unless at the time of such scheduled interest payment there exists no event of default under the Superior Debt and so long as such payment would not thereby result in such an event of default.

(d) Default on Superior Debt:

(i) If F5 Finishes shall default in the payment of any principal or interest on any Superior Debt when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, then, unless and until such default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment (in cash, property or securities or by set-off or otherwise) shall be made or agreed to be made on account of the principal of, or premium, if any, or interest on any Subordinated Debt, or as a sinking fund for the Subordinated Debt, or in respect of any redemption, retirement, purchase, or other acquisition of any of the Subordinated Debt.

(ii) Upon the happening of an event of default with respect to any Superior Debt, as defined in the instrument under which it is outstanding, which occurs at the maturity of such Superior Debt or that permits a Lender to accelerate the maturity of the Superior Debt (other than under circumstances when the terms of Section 4(d)(i) are applicable), then, unless and until such event of default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment (in cash, property, or securities or by set-off or otherwise) shall be made or agreed to be made on account of the principal of, or premium, if any, or interest on any Subordinated Debt, or as a sinking fund for the Subordinated Debt, or in respect of any redemption, retirement, purchase, or other acquisition of any of the Subordinated Debt, during any period:

(1) from and after written notice of such default shall have been given to F5 Finishes by the applicable Lender; or

(2) in which any judicial proceeding shall be pending in respect of such default and a notice of acceleration of the maturity of such Superior Debt shall have been transmitted to F5 Finishes in respect of such default.

(e) In the event of:

(i) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition, or other similar proceeding relating to F5 Finishes or to its creditors, as such, or to its property;

(ii) any proceedings for the liquidation, dissolution, or other winding-up of F5 Finishes, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings;

(iii) any assignment by F5 Finishes for the benefit of its creditors; or

(iv) any other marshaling of the assets of the F5 Finishes, all Superior Debt (including any interest on such Superior Debt accruing at the legal rate after the commencement of any such proceedings and any additional interest that would have accrued on it but for the commencement of such proceedings) shall first be paid in full before any payment or distribution, whether in cash, securities, or other property, shall be made to Shareholder on account of any Subordinated Debt. Any payment or distribution, whether in cash, securities, or other property, which would otherwise (but for these subordination provisions) be payable or deliverable in respect of this Subordinated Debt, shall be paid or deliverable directly to the Lenders (including any interest thereon accruing at the legal rate after the commencement of any such proceedings and any additional interest that would have accrued on same but for the commencement of such proceedings), pro-rated amongst such Lenders on such basis as may be agreed by such Lenders, consistent with applicable law.

(f) If any Subordinated Debt shall be declared due and payable as the result of the occurrences of any one or more defaults in respect of that Subordinated Debt, under circumstances when the terms of Section 4(d) are not applicable, no payment shall be made in respect of any Subordinated Debt unless and until all Superior Debt shall have been paid in full or such declaration and its consequences shall have been rescinded and all such defaults shall have been remedied or waived.

(g) If any payment or distribution, whether in cash, securities, or other property, shall be received by Shareholder in contravention of any of the terms of this Note and before all the Superior Debt shall have been paid in full, such payment or distribution shall be received in trust for the benefit of, and shall be paid over or delivered and transferred to, the Lenders or their designated representative or agent for application to the payment of all Superior Debt remaining unpaid to the extent necessary to pay all such Superior Debt in full. If Shareholder fails to endorse or assign any such payment or distribution, the Lenders or their designated representative or agent is hereby irrevocably authorized to endorse or assign it.

(h) The Lenders shall not be prejudiced in the right to enforce subordination of Subordinated Debt by any act or failure to act on the part of F5 Finishes. The foregoing provisions as to subordination are solely for the purpose of defining the relative rights of the Lenders, on the one hand, and Shareholder on the other hand. Nothing contained herein will impair, as between F5 Finishes and Shareholder, the obligation of F5 Finishes, which is unconditional and absolute, to pay to Shareholder the principal hereof and interest on this Note as and when they shall become due and payable in accordance with the terms of this Note, or prevent Shareholder from exercising all rights, powers, and remedies otherwise permitted by applicable law or under this Note upon a default or Event of Default under this Note, all subject to the rights of the Lenders to receive cash, securities, or other property otherwise payable or deliverable to the Lenders.

(i) Shareholder will take such action (including, without limitation, the delivery of this instrument to a designated representative or agent for any Lender or consent to the filing of a financing statement with respect thereto) as may, in the opinion of counsel designated by any Lender, be necessary or appropriate to assure the effectiveness of the subordination effected by these provisions.

5.	Offset and Withholding

(a) To the extent that any Indemnification Claim by F5 Finishes is undisputed or is finally resolved in F5 Finishes’ favor, either by agreement with the Indemnifying Party or by an award of an arbitrator or panel of arbitrators pursuant to Section 10.6(b) of the Combination Agreement, and to the extent that Shareholder has not elected to offset such Indemnification Claim (or any portion thereof) (i) against payments due under Shareholder’s RE Note or (ii) against the balance of funds held in escrow pursuant to the Escrow Agreement [or (iii) against the Loan Distribution Note], then the amount of the Indemnification Claim (or portion thereof) at the option of Shareholder, shall be offset dollar-for-dollar against the payment due on the Maturity Date as necessary to satisfy the Indemnification Claim (or such portion thereof). The amount so offset shall apply first to accrued interest and then to outstanding principal. In order to elect to offset such Indemnification Claim (or portion thereof), Shareholder must provide F5 Finishes with Notice of its election to offset (and the amount of to be so offset) not more than ten (10) days after the date that such Indemnification Claim becomes so undisputed, resolved or awarded, but in no event later than five (5) Business Days prior to the Maturity Date.

(b) If F5 Finishes has a pending Indemnification Claim under the Combination Agreement, and there are insufficient funds in the escrow to cover the pending Indemnification Claim (the “Escrow Deficiency”), F5 Finishes may withhold from the payment due on the Maturity Date, or any earlier date in the event of acceleration, an amount equal to the Escrow Deficiency, or such portion thereof as F5 Finishes may elect, (less the aggregate amount previously withheld in respect of the Indemnification Claim), subject to any amounts withheld respecting payments due under Shareholder’s RE Note [and the Loan Distribution Note]. F5 Finishes may do so, however, only if F5 Finishes (i) no later than ten (10) Business Days prior to the Maturity Date, gives Notice of the intended withholding to Shareholder and (ii) no later than the Maturity Date itself wire transfers the amount withheld to the Escrow Agent to be held pursuant to the terms of the Escrow Agreement.

6.	Events of Default

Upon the occurrence of any one of the following events, there shall exist an event of default under this Note (an “Event of Default”):

(a) subject to Sections 4 and 5, F5 Finishes defaults in the payment of any amount becoming due under this Note and the default continues for a period of five (5) Business Days;

(b) F5 Finishes defaults in its obligation under Section 5(b) to make the wire transfer to the Escrow Agent under the Escrow Agreement of the amount withheld, and the default continues for a period of five (5) Business Days;

(c) F5 Finishes defaults in the performance of any other of its obligations under this Note and the default continues for a period of ten (10) Business Days after Shareholder gives F5 Finishes Notice of the default; or

(d) F5 Finishes becomes generally unable to pay its debts as they become due, makes a general assignment for the benefit of creditors, suspends the transaction of business, dissolves or liquidates, commences a voluntary case or other proceeding seeking liquidation, reorganization or other relief in respect of itself or its debts under any bankruptcy, insolvency or similar law now or in the future in effect, or consents to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, seeks or consents to the appointment of a trustee, receiver or custodian for all or a substantial part of its property, permits or suffers any such involuntary proceedings or appointment to be commenced against F5 Finishes which remains undismissed for sixty (60) days, or any order for relief is entered with respect to F5 Finishes under any such involuntary proceeding.

7.	Acceleration

(a) Upon the occurrence of an Event of Default, and subject to Section 4 above, Shareholder may immediately accelerate the indebtedness evidenced by this Note, and declare the entire unpaid principal amount of this Note and all accrued interest to be immediately due and owing, by Notice of acceleration to F5 Finishes (with the exception that acceleration shall occur automatically without Notice upon the occurrence of an Event of Default under Section 6(d)).

(b) In the event of the acceleration of this Note, interest on the unpaid principal amount of this Note shall accrue from the date of acceleration until paid at the rate of eight percent (8.0%) per annum.

8.	Voluntary Conversion

This Note may be converted into common stock of F5 Finishes (“Shares”) on the terms and conditions set forth herein. For the avoidance of doubt, a conversion effected in accordance with this Section 8 shall not be subject to the terms of Section 3, above.

(a) Shareholder shall have the right, at its option, to convert all, but not less than all, of the outstanding and unpaid Conversion Amount (as defined below) into fully paid and nonassessable Shares, in accordance with Section 8(b). The number of Shares issuable upon conversion of any Conversion Amount pursuant to Section 8(a) shall be determined by dividing (y) the Conversion Amount by (z) the Conversion Price. F5 Finishes shall not issue any fraction of a Share upon any conversion. If the issuance would result in the issuance of a fraction of a Share, F5 Finishes shall round such fraction of a Share up to the nearest whole Share. For purposes of this Section 8(a), “Conversion Amount” means the sum of (A) the then unpaid portion of the outstanding principal amount of the Note and (B) accrued and unpaid interest with respect to such principal amount, if any; and “Conversion Price” means the actual IPO Share Price of the F5 Finishes Stock.

(b) To convert any Conversion Amount into Shares, Shareholder must transmit by facsimile (or otherwise deliver) an executed notice of conversion in the form attached hereto as Exhibit B (the “Conversion Notice”) to F5 Finishes not less than five (5) Business Days prior to the intended date of conversion (the “Conversion Date”) and surrender this Note to F5 Finishes as soon as practicable on or following such date (or an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction). As soon as practicable thereafter, but no later than thirty (30) days following the Conversion Date, F5 Finishes shall issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of Shareholder or his or her designee, for the number of Shares to which Shareholder shall be entitled. The person or persons entitled to receive the Shares issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such Shares on the Conversion Date.

9.	Delivery of Certificates

F5 Finishes will issue and deliver to Shareholder, immediately following conversion of this Note pursuant to the terms of Section 8 hereof, a notice of such conversion. Such notice shall include either (i) a stock certificate or (ii) a confirmation of a book entry at F5 Finishes’ transfer agent, in either case providing for the number of Shares to which Shareholder is entitled under Section 8; provided that, (a) F5 Finishes may first require Shareholder to furnish to F5 Finishes a written statement representing that Shareholder is acquiring the Shares for investment purposes only and not with a view to the distribution or resale of any part thereof, and (b) F5 Finishes will place on the certificate or on the records of the transfer agent, as applicable, a legend in substantially the following form:

The securities represented hereby have not been registered under the Securities Act of 1933, as amended (the “Act”) or any applicable state securities laws. Any transfer of such securities will be invalid unless a registration statement required under the Act and by such state laws is in effect as to such transfer or, in the opinion of counsel satisfactory to F5 FINISHES, INC., such transfer is exempt from registration requirements of the Act and such state laws.

10.	Waiver

Except as otherwise provided in this Note, F5 Finishes waives presentment for payment, demand, protest, notice of dishonor and all other notices of any kind relating to the enforcement of payment of this Note.

11.	Exercise of Rights

No failure or delay by Shareholder in exercising any right under this Note shall impair that right or be considered a waiver of or acquiescence in any default by F5 Finishes.

12.	Collection Expenses

If following an Event of Default Shareholder institutes suit or takes any action to collect any amount due under this Note, F5 Finishes shall pay Shareholder’s reasonable costs and expenses of collection, including reasonable attorneys’ fees.

13.	Notices

(a) Each notice or other communication under this Note (a “Notice”) shall be in writing and sent by personal delivery, certified or registered mail, overnight messenger service or telecopier, as follows:

i.	If to F5 Finishes, in care of:

F5 Finishes, Inc.

___________________________

___________________________

Attention:           _______________

_______________

Fax:         (____) _______________

with a required copy to:

Johnson and Colmar

630 Dundee Road, Suite #225

Northbrook, Illinois 60062

Attention:    Ms. Robin Friedman

Fax: (312) 922-9283

ii.	If to Shareholder, in care of:

___________________________

___________________________

Attention:           _______________

_______________

Fax:         (____) _______________

with a required copy to:

___________________________

___________________________

Attention:           _______________

_______________

Fax:         (____) _______________

A Notice sent by certified or registered mail shall be considered to have been given five (5) Business Days after being deposited in the mail. A Notice sent by overnight courier service, telecopier or personal delivery shall be considered to have been given when actually received by the intended recipient. A party may change its address for purposes of this Note by Notice in accordance with Section 13(a).

14.	Assignment

Shareholder may not assign or pledge this Note, either in its entirety or in part, or any of its rights under this Note, without F5 Finishes’ prior written consent, which shall not be unreasonably withheld or delayed. For the avoidance of doubt, F5 Finishes will consent to the assignment of this Note, either in its entirety or in part, to (i) one or more trusts for Shareholder’s benefit or the benefit of his or her family, or (ii) one or more entities that Shareholder controls. No permitted assignment of this Note shall be effective as to F5 Finishes unless and until it receives Notice of the assignment (and a completed and signed IRS Form W-9 from the assignee).

15.	Governing Law

This Note shall be governed by the Laws of the State of _______ without regard to conflicts-of-law principles or rules that would require this Note to be governed by the Laws of a different state.

16.	Jurisdiction

F5 Finishes consents to the enforcement of this Note in the United States District Court for the District of_________, or any state court having subject matter jurisdiction sitting in ______ County, _______ and consents to the personal jurisdiction of those courts.

17.	Binding Effect

This Note shall be binding on F5 Finishes and its successors and assigns and shall inure to the benefit of Shareholder and his or her successors and permitted assigns.

18.	Usury

It is the intention of the parties hereto to conform strictly to applicable usury laws now or hereafter in effect. If any of the terms or provisions of this Note are in conflict with applicable usury law, this Section 18 will govern as to such terms or provisions, and this Note will in all other respects remain in full force and effect. If any transaction contemplated hereby would be usurious, the aggregate of all consideration that constitutes interest under applicable law that is contracted for, charged, or received under this Note will under no circumstances exceed the maximum interest allowed by applicable law. Accordingly, if interest in excess of the legal maximum is contracted for, charged, or received: (i) this Note shall be automatically reformed so that the effective rate of interest shall be reduced to the maximum rate of interest permitted by applicable law, (ii) for the purpose of determining this rate and to the extent permitted by applicable law, all interest contracted for, charged, or received shall be amortized, prorated, and spread throughout the full term of this Note so that the effective rate of interest is uniform throughout the life of this Note, and (iii) any excess of interest over the maximum amount allowed under applicable law shall be applied as a credit against the then unpaid principal amount hereof.

[The rest of this page is intentionally blank. F5 Finishes’ signature appears on the next page.]

In Witness Whereof, F5 Finishes has executed this Note as of the date first set out above.

F5 Finishes, Inc.

By:

Printed Name and Title:

Signature Page to IPO Promissory Note (_____________)

Exhibit A

Wire transfer instructions for Shareholder

Bank:	_____________________
_____________________
ABA routing no.:	_____________________
Account name:	_____________________
Account No.:	_____________________

A-1

EXHIBIT B
NOTICE OF CONVERSION

(To Be Signed Only Upon Conversion of Note)

The undersigned, the holder of that certain IPO Promissory Note enclosed herewith (the “Note”), hereby surrenders such Note for conversion into common stock of F5 Finishes, Inc. The undersigned represents and warrants to F5 Finishes, Inc., that: (A) the undersigned is an “accredited investor” within the meaning of Rule 501(a) of Regulation D as promulgated by the Securities and Exchange Commission and (B) the Note is, and the securities issuable upon conversion hereof are, being acquired for the undersigned’s own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended.

Dated: ________________________

By:
Name:

(Signature must conform in all respects to name of holder as specified on the face of the Note)

(Address)

B-1